EXHIBIT 22

                    SUBSIDIARIES OF THE REGISTRANT

                             State or other
                             Jurisdiction          Name under which
Name                         of Incorporation      Business is done
- -----------                  ----------------      -----------------

JBI, Inc.                    Massachusetts         JBI, Inc.
                                                   J. Baker, Inc.
                                                   Parade of Shoes
                                                   Shoe Corporation of
                                                      America

JBI Holding Company, Inc.*   Delaware              JBI Holding Company, Inc.


Morse Shoe, Inc.*            Delaware              Fayva
                                                   Morse Shoe, Inc.


Spencer Companies, Inc.      Massachusetts         Spencer Companies, Inc.


The Casual Male, Inc.        Massachusetts         Casual Male Big &
                                                       Tall

TCM Holding Company, Inc**   Delaware              TCM Holding Company, Inc.


WGS Corp.                    Massachusetts         Work 'n Gear



*  Subsidiaries of JBI, Inc.
** Subsidiary of The Casual Male, Inc.